Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the captions “Experts,” “Summary Consolidated Financial Data” and “Selected Consolidated Financial Data” and to the use of our report dated January 31, 2006 (except for Note 15, as to which the date is May 15, 2006) in the Registration Statement (Form S-1) and related Prospectus of NxStage Medical, Inc. for the registration of shares of its common stock.
               /s/ Ernst & Young LLP
Boston, Massachusetts
May 25, 2006